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                                                                Execution Copy


                          CORPORATE SERVICES AGREEMENT

         THIS CORPORATE SERVICES AGREEMENT is entered into on, and effective as of, July 2, 1996 (the "Closing Date") by and between NATIONAL SALES & SERVICE, INC., a Delaware corporation ("NSSI"), and NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Managing General Partner").

                                R E C I T A L S:

         WHEREAS, the Managing General Partner, National Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), National Propane, L.P. (the "Operating Partnership"), and certain other parties have executed that certain Agreement of Limited Partnership of National Propane Partners, L.P. (the "Partnership Agreement"), that certain Agreement of Limited Partnership of National Propane, L.P. (the "Operating Partnership Agreement") and that certain conveyance agreements, each dated the date hereof; and

         WHEREAS, the Operating Partnership has established a wholly-owned corporate subsidiary, NSSI, to conduct its parts and appliance sales and service businesses; and

         WHEREAS, it is the desire of NSSI that the Managing General Partner perform certain acts and provide certain services or assets to NSSI; and

         WHEREAS, it is the desire of the Managing General Partner to perform certain acts and provide certain services or assets to NSSI; and

         WHEREAS, it is also the desire of the Managing General Partner and NSSI that certain employees of NSSI provide certain services to the Operating Partnership; and

         WHEREAS, capitalized terms used herein but not defined shall have the meanings given to them in the Operating Partnership Agreement, except as other definitions are set forth in Section 17.

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of the premises recited above and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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1. Term.

         The term of this Agreement commences on the Closing Date and, unless sooner terminated in accordance with Section 19 below, continues for so long as the Managing General Partner or its affiliates remain the managing general partner of each of the Partnership and the Operating Partnership.

2. Services.

              (a) Services by the Managing General Partner. During the Applicable Period, in exchange for the reimbursement described herein, the Managing General Partner agrees to provide, or cause to be provided, to NSSI certain corporate and staff services (the "Services") to the extent such Services may be reasonably requested by NSSI from time to time during the Applicable Period. The Services provided hereunder shall be those listed on Exhibit A attached hereto as well as those specifically described below:

               (i) Tax Matters. The Managing General Partner shall provide, or cause to be provided, the services necessary to provide required tax information to NSSI, prepare tax returns, if any are required, and administer any tax matters or tax reporting requirements of NSSI to the extent required.

               (ii) Insurance. To the extent permitted by the Managing General Partner's insurers, the business, properties and assets of NSSI shall be insured under the Managing General Partner's policies or policies of the Operating Partnership administered by the Managing General Partner in effect from time to time or separate policies arranged by the Managing General Partner.

               (iii) Audit. The Managing General Partner shall assist NSSI with negotiating services for both internal and contract audit functions.

               (iv) Sales and Repairs Workforce. The Managing General Partner shall provide any of its personnel as NSSI may reasonably require to carry on its sale and service activities. The personnel used to carry on the NSSI activities will be subject to the control and direction of the officers of NSSI. All services to be performed by the Managing General Partner or its affiliates on behalf of NSSI shall be performed with reasonable care.

              (b) Contractors. The Managing General Partner may engage any affiliate or any third-party contractor to perform any Service (an "Outsourced Service"); provided, the Managing General Partner shall remain responsible for the provision of the Outsourced Service in accordance with this Agreement. NSSI may not terminate any such Outsourced Service except upon proper notice as provided in the agreement between the Managing General Partner and the third-party contractor; provided, however, no agreement entered into by the Managing General Partner after the


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Closing Date shall give to any third party a preferential right to provide NSSI with Services following the expiration of this Agreement.

              (c) Services by NSSI. During the Applicable Period, in exchange for the reimbursement described herein, NSSI agrees to (i) render propane equipment related maintenance and repair services and (ii) sell propane appliance parts and propane appliances, to the customers of the Operating Partnership and, if requested, to the Operating Partnership. All services to be performed by NSSI shall be performed with reasonable care.

              (d) All employees of NSSI performing services on behalf of the Managing General Partner shall be subject to the direction and control of the Managing General Partner in performing such services

              (e) Cancellation or Reduction of Services. NSSI or the Managing General Partner may remove and terminate or reduce the level of any Service or Services or service or services on thirty (30) days' prior written notice to the other party.

3. Payment for Services.

              (a) Payments by NSSI. NSSI, in consideration for the performance of the Services by or on behalf of the Managing General Partner, agrees to pay the Managing General Partner for (i) all direct and indirect expenses actually incurred by the Managing General Partner relating to the Services provided by the Managing General Partner hereunder to NSSI, including all Administrative and General Expenditures ("Direct Charges") and all expenses actually incurred by the Managing General Partner for Outsourced Services or other contract services or utilities provided by any third party providers for NSSI under a Managing General Partner agreement with such third party ("Outsourced Charges"). If the compensation for the Services does not include sales, use, excise, value added or similar taxes, and if any such taxes are imposed on the Services, NSSI shall pay or reimburse the Managing General Partner for any such taxes.

              (b) Payments to NSSI. NSSI shall be entitled to charge a reasonable price for all parts and appliances sold or repair services rendered to the customers of the Operating Partnership or to the Operating Partnership. The Managing General Partner shall assist NSSI in billing its customers, by including amounts owed to NSSI by customers, as a separately stated item on the Operating Partnership's bills to its customers. Cash collected by the Operating Partnership on behalf of the NSSI shall be remitted to NSSI within 30 days of receipt. Upon request of the Managing General Partner, NSSI will submit such charges to the Operating Partnership rather than billing the Operating Partnership's customers. In such event, the Operating Partnership shall make payments to NSSI and the Operating Partnership shall assume responsibility for collecting from the customers. Amounts collected from a customer of the Operating Partnership shall be deemed applied first to amounts owed by such customer to NSSI. The amount of any finance charges charged to the customer will belong to the Operating Partnership.



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4. Invoicing.

              (a) The Managing General Partner shall invoice NSSI by the fifteenth (15th) working day of each month for all Direct Charges and Outsourced Charges with respect to the preceding month and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding month, and shall be due and payable on the last day of the month of the invoice. In the event of default in payment by NSSI, upon thirty (30) days' written notice to NSSI, sent by certified mail to the address specified below, the Managing General Partner may terminate this Agreement as to those Services which relate to the unpaid portion of the invoice if it has not received payment within such thirty (30) days. In the event of a dispute as to the propriety of invoiced amounts, NSSI shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify the Managing General Partner within ten (10) business days from receipt of the disputed invoice of the disputed amount and the reasons each such charge is disputed by NSSI. The Managing General Partner shall provide NSSI with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, NSSI shall not be entitled to terminate the Services related to and by reason of the disputed charge.

              (b) NSSI shall invoice the Managing General Partner by the fifteenth (15th) working day of each month for all charges attributable to work performed by NSSI employees during the preceding month and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the services performed during the preceding month, and shall be due and payable on the last day of the month of the invoice. In the event of default in payment by the Managing General Partner, upon thirty
(30) days' written notice to the Managing General Partner, sent by certified mail to the address specified below, NSSI may terminate this Agreement as to such services if it has not received payment within such thirty (30) days. In the event of a dispute as to the propriety of invoiced amounts, the Managing General Partner shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify NSSI within ten (10) business days from receipt of the disputed invoice of the disputed amount and the reasons each such charge is disputed by the Managing General Partner. NSSI shall provide the Managing General Partner with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, the Managing General Partner shall not be entitled to terminate the services related to and by reason of the disputed charge.

              (c) Any statement or payment not disputed in writing by either party within two years of the date of such statement shall be considered final and no longer subject to adjustment. Neither party shall be obligated to pay for any charges for which statements for payment are submitted more than two years after the termination of this Agreement.



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5. NSSI and the Managing General Partner as Sole Beneficiaries.

         NSSI acknowledges that the Services shall be provided only with respect to the business of NSSI as currently operated or as mutually agreed by the parties hereto. NSSI shall not request performance of any Services for the benefit of any entity other than NSSI. NSSI represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by the Managing General Partner to NSSI. The Managing General Partner reserves the right to take all actions, including termination of any particular Services, that the Managing General Partner reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs. The Managing General Partner will notify NSSI of the reasons for any such termination of Services.

         The Managing General Partner acknowledges that the services of NSSI shall be provided only (i) with respect to the business of the Managing General Partner for the benefit of the Operating Partnership as currently or in the future operated or (ii) as mutually agreed by the parties hereto. The Managing General Partner shall not request performance of any services for the benefit of any entity other than the Managing General Partner and the Operating Partnership. The Managing General Partner represents and agrees that it will use the services only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by the Managing General Partner to NSSI. NSSI reserves the right to take all actions, including termination of the services, that NSSI reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs. NSSI will notify the Managing General Partner of the reasons for any such termination of services.

6. Limited Warranty, Limitation of Liability.

         The Managing General Partner represents that it will provide or cause the Services to be provided to NSSI with reasonable diligence. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, ALL PRODUCTS OBTAINED FOR NSSI ARE TO BE OBTAINED AS IS, WHERE IS, WITH ALL FAULTS. THE MANAGING GENERAL PARTNER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR NSSI. FURTHERMORE, NSSI MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE MANAGING GENERAL PARTNER BY ANY PARTY PERFORMING



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SERVICES ON BEHALF OF THE MANAGING GENERAL PARTNER OR ITS AFFILIATES HEREUNDER,
UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO NSSI.

         IT IS EXPRESSLY UNDERSTOOD BY NSSI AND NSSI AGREES THAT THE MANAGING GENERAL PARTNER SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT THE MANAGING GENERAL PARTNER SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY THEM UNLESS SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE ON THE PART OF THE MANAGING GENERAL PARTNER OR INTENTIONAL MISCONDUCT. NSSI AGREES THAT THE REMUNERATION PAID TO THE MANAGING GENERAL PARTNER HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL THE MANAGING GENERAL PARTNER BE LIABLE TO NSSI OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF THE MANAGING GENERAL PARTNER, OR ANY THIRD PARTY PROVIDER OR WHETHER THE MANAGING GENERAL PARTNER OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO THE MANAGING GENERAL PARTNER FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, NSSI AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO NSSI BY SUCH THIRD PARTY PROVIDER UNDER THE MANAGING GENERAL PARTNER'S AGREEMENT.

7. Force Majeure.

         NEITHER THE MANAGING GENERAL PARTNER NOR NSSI SHALL HAVE ANY OBLIGATION TO PERFORM OR CAUSE THE SERVICES TO BE PERFORMED IF ITS FAILURE TO DO SO IS CAUSED BY OR RESULTS FROM ANY ACT OF GOD, GOVERNMENTAL ACTION, NATURAL DISASTER, STRIKE, FAILURE OF ESSENTIAL EQUIPMENT OR ANY OTHER CAUSE OR CIRCUMSTANCE BEYOND THE CONTROL OF THE MANAGING GENERAL PARTNER OR THIRD PARTY PROVIDERS OF SERVICES TO THE MANAGING GENERAL PARTNER ("EVENT OF FORCE MAJEURE"). The Managing General Partner will notify NSSI of any Event of Force Majeure affecting its Services, and NSSI will notify the Managing General Partner of any Event of Force Majeure affecting its services.


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8. Liability and Indemnification.

              (a) Liability of the Managing General Partner and Indemnitees.

               (i) Notwithstanding anything contrary set forth in this Agreement, neither the Managing General Partner nor any Indemnitee, as defined in Section 8(c) below, shall be liable, responsible or accountable in damages or otherwise to NSSI for any expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative if the Managing General Partner or such Indemnitee acted in good faith in a manner the Managing General Partner or such Indemnitee reasonably believes or believed to be in or not opposed to the best interests of NSSI (and, with respect to any criminal action or proceeding, as to which such Indemnitee had no reasonable cause to believe such conduct was unlawful). Neither the Managing General Partner nor any Indemnitee shall be liable to NSSI for any action of any other employee or agent of NSSI.

               (ii) Subject to its obligations and duties under this Agreement set forth in Section 2, the Managing General Partner may exercise any powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly, by or through its agents or by or through third party contractors, and the Managing General Partner shall not, except as provided in Section 6, be responsible for any misconduct or negligence on the part of such agents or third party contractors.

               (iii) Any amendment, modification or repeal of this Section 8 or any provisions hereof shall be prospective only and shall not in any way affect the limitations on the liability to NSSI of the Managing General Partner or the Indemnitees under this Section 8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal regardless of when such claims may arise or be asserted.

              (b) Indemnification.

               (i) NSSI shall indemnify and hold harmless the Managing General Partner and each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Managing General Partner or any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status or services rendered in connection with the activities of NSSI; provided in each case the Managing General Partner or the Indemnitee acted in good faith and in a manner that the Managing General Partner or such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the NSSI


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          and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, that any indemnity under this Section 8 shall be paid solely out of and to the extent of the assets of NSSI.

               (ii) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by the Managing General Partner or any Indemnitee who is entitled to indemnification pursuant to this
          Section 8 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by NSSI prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by NSSI of an undertaking by or on behalf of the Managing General Partner or such Indemnitee to repay such amount if it shall be determined that the Managing General Partner or such Indemnitee is not entitled to be indemnified as authorized in this Section 8.

               (iii) The indemnification provided for by this Section 8 shall be in addition to any other rights to which the Managing General Partner or an Indemnitee shall be entitled under any agreement, as a matter of law, or otherwise, and shall continue as to the Managing General Partner or any Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Managing General Partner or the Indemnitee.

               (iv) No amendment, modification or repeal of this Section 8 or any provision hereof shall in any manner terminate, reduce or impair the right of the Managing General Partner or any past, present or future Indemnitee to be indemnified by NSSI, nor the obligation of NSSI to indemnify the Managing General Partner or any such Indemnitee under and in accordance with the provisions of this Section 8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

              (c) Liability and Indemnification of NSSI and Others. NSSI and each of its directors, officers and employees shall constitute "Indemnitees" as defined by the Operating Partnership Agreement in connection with any services requested by the Managing General Partner and provided by NSSI for the benefit of the Operating Partnership and each such "Indemnitee" shall have the limited liability of "Indemnitees" to the extent provided for under Section 7.8 of the Operating Partnership Agreement and the indemnification of "Indemnitee" to the extent provided for under Section 7.7 of the Operating Partnership Agreement.

              (d) Insurance.

               (i) NSSI may purchase and maintain (or shall reimburse the Managing General Partner for the cost of) insurance, on behalf of the Managing General Partner and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with




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          Services performed for or on behalf of NSSI, regardless of whether
          NSSI has the power to indemnify such Person against such liability under the provisions of this Agreement.

               (ii) The Managing General Partner may purchase and maintain insurance, on behalf of the Managing General Partner, the Operating Partnership and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with services performed by NSSI for or on behalf of the Managing General Partner and the Operating Partnership, regardless of whether the Managing General Partner or the Operating Partnership have the power to indemnify such Person against such liability under the provisions of this Agreement.

9. Severability.

         In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

10. Assignment.

         Except for the ability of the Managing General Partner to cause one or more of the Services to be performed by an affiliate or a third party provider, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party.

11. Entire Agreement, Supersedure.

         This Agreement constitutes the entire agreement of the parties relating to the performance of the Services and services by the Managing General Partner and NSSI; all prior or contemporaneous written or oral agreements are merged herein.

12. Choice of Law.

         This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

13. Amendment or Modification.

         This Agreement may be amended or modified from time to time only by a written amendment signed by the Managing General Partner and NSSI.




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14. Notices.

         Any notice, request, instruction, correspondence or other document to be given hereunder by any party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

         IF TO NSSI:

                  National Sales & Service, Inc.
                  Suite 1700, IES Tower
                  200 1st Street, S.E.
                  P.O. Box 2067
                  Cedar Rapids, Iowa  52401-2067

         IF TO THE MANAGING GENERAL PARTNER:

                  National Propane Corporation
                  Suite 1700, IES Tower
                  200 1st Street, S.E.
                  P.O. Box 2067
                  Cedar Rapids, Iowa  52401-2067

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

15. Further Assurances.

         In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments as may be required for the Managing General Partner to provide the Services hereunder, or for NSSI to perform its services hereunder, and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement.

16. Acknowledgment Regarding Certain Provisions.

         EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS



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FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS
AGREEMENT, AND (c) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES ATTRIBUTABLE TO THE MATTERS COVERED BY THIS AGREEMENT THAT SUCH PARTY WOULD OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS."

17. Definitions.

         The following terms shall have the indicated meanings for the purposes of this Agreement:

         "Administrative and General Expenditures" shall mean all administrative and general expenditures, including salaries and related benefits and expenses of Managing General Partner personnel who render Services for the benefit of NSSI and who manage, administer and bill for third party contracts related to the provision of Services hereunder, but Administrative and General Expenditures shall not include charges related to the Managing General Partner's senior executive management. Such expenditures shall be allocated to NSSI in a fair and reasonable manner.

         "Applicable Period" shall mean the period from the Closing Date to the date that the Managing General Partner or its affiliate ceases to serve as the managing general partner of each of the Partnership and the Operating Partnership.

         "Outsource" shall mean to cause a Service to be provided by a third party provider.

         "Indemnitee," except as otherwise noted, shall mean for purposes of this Agreement (a) any Person who is or was an officer, director, employee, partner, agent or trustee of the Managing General Partner or any Departing Partner or any Affiliate, or (b) any Person who is or was serving at the request of the Managing General Partner or any Departing Partner or any Affiliate as a director, officer, employee, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee pursuant to this clause (b) by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

18. No Third Party Beneficiary.

         The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person, other than pursuant to Section 8 hereof, shall have the right, separate and apart from NSSI or the Managing General Partner, to enforce any provision of



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this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

19. Termination.

         This Agreement shall terminate upon the withdrawal or removal of the Managing General Partner under either the Partnership Agreement or the Operating Partnership Agreement as general partner of either the Partnership or the Operating Partnership except for liabilities or obligations accruing prior to such termination. In addition, this Agreement may be terminated prior to the expiration of the term described in Section 1 hereof as follows:

              (a) By NSSI. NSSI shall have the right to terminate this Agreement for "Cause," in which case no further payment shall be due the Managing General Partner pursuant to this Agreement, other than obligations already accrued as of the Notice Date (as defined below). For purposes of this Section 19(a), "Cause" shall mean the material failure by the Managing General Partner to perform its obligations hereunder.

              (b) By the Managing General Partner. The Managing General Partner shall have the right to terminate this Agreement for "Cause," in which case no further payment shall be due NSSI pursuant to this Agreement, other than obligations already accrued as of the Notice Date (as defined below). For purposes of this Section 19(b), "Cause" shall mean the material failure by NSSI to perform its obligations hereunder. In addition, the Managing General Partner shall have the right to terminate this Agreement upon any "Constructive Termination," which shall mean:

               (i) The failure by NSSI to pay Charges in accordance with this Agreement and such failure continues for 30 days after written notice to NSSI; or

               (ii) Dissolution or liquidation of NSSI for any reason.

              (c) By Mutual Agreement. This Agreement may be terminated by mutual agreement on the terms and dates stipulated in a writing signed by NSSI and the Managing General Partner.

              (d) Notice of Termination. Termination of this Agreement pursuant to this Section 19 shall be effected by giving written notice, signed by the terminating party, to the other parties and this Agreement shall terminate thirty (30) days from the date on which such notice is delivered ("Notice Date"); provided, that in the case of a Constructive Termination described in
Section 19(b), termination of this Agreement shall automatically occur on the date of such event.



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20. Licenses.

         If any licenses to perform services performed by NSSI are held by employees of the Managing General Partner, the parties hereto on agree that such licenses shall be held on behalf of NSSI.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

                                               NATIONAL SALES & SERVICE, INC.

                                               By: /s/ Ronald R. Rominiecki
                                                  ----------------------------


                                               NATIONAL PROPANE CORPORATION

                                               By: /s/ Ronald R. Rominiecki
                                                  ----------------------------



                                      -13-

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                                    EXHIBIT A
                    ATTACHED TO AND MADE PART OF THAT CERTAIN
                      CORPORATE SERVICES AGREEMENT BETWEEN
         NATIONAL SALES & SERVICE, INC. AND NATIONAL PROPANE CORPORATION

GENERAL CORPORATE SERVICES

ADMINISTRATIVE SERVICES

DATA PROCESSING SERVICES

HUMAN RESOURCE SERVICES

GROUP ACCOUNTING

FINANCIAL MANAGEMENT

INSURANCE

LEGAL

TAX

MEDIA RELATIONS
                                      -14-





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